Exhibit 10.11

Employment Agreement

This Employment Agreement (the “Agreement”) is made and entered into as of September 12, 2024, 2024, by and between Carie Hui-Ting Hsu (the “Accounting Manager” or the “Executive”) and FST Corp., a Cayman Island exempted company with limited liability (the “Company”).

WHEREAS, the Company desires to employ the Executive on the terms and conditions set forth herein; and

WHEREAS, the Executive desires to be employed by the Company on such terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants, promises, and obligations set forth herein, the parties agree as follows:

1. Term. The Executive’s employment hereunder shall be effective as of the date of completion of the “Business Combination” described in the business combination agreement executed on December 22, 2023, amongst Chenghe Acquisition I Co., the Company, FST Merger Ltd., and Femco Steel Technology Co., Ltd. (the “Effective Date”) and shall continue until terminated earlier pursuant to Section 5 of this Agreement; provided that, on such first anniversary of the Effective Date and each annual anniversary thereafter (such date and each annual anniversary thereof, a “Renewal Date”), the Agreement shall be deemed to be automatically extended, upon the same terms and conditions, for successive periods of one year, unless either party provides written notice of its intention not to extend the term of the Agreement at least 30 days’ prior to the applicable Renewal Date. The period during which the Executive is employed by the Company hereunder is hereinafter referred to as the “Employment Term.”

2. Position and Duties.

2.1. Position. During the Employment Term, the Executive shall serve as the Accounting Manager of the Company, reporting to the Board of Directors (the “Board”). In such position, the Executive shall have such duties, authority, and responsibilities as shall be determined from time to time by the Board, which duties, authority, and responsibilities are consistent with the Executive’s position.

2.2. Duties. During the Employment Term, the Executive shall devote substantially all of the Executive’s business time and attention to the performance of the Executive’s duties hereunder and will not engage in any other business, profession, or occupation for compensation or otherwise which would conflict or interfere with the performance of such services either directly or indirectly without the prior written consent of the Board. Notwithstanding the foregoing, the Executive will be permitted to (a) with the prior written consent of the Board (which consent can be withheld by the Board in its discretion), act or serve as a director, trustee, committee member, or principal of any type of business, civic, or charitable organization; and (b) purchase or own less than five percent (5%) of the publicly traded securities of any corporation; provided that, such ownership represents a passive investment and that the Executive is not a controlling person of, or a member of a group that controls, such corporation; provided further that, the activities described in clauses (a) and (b) do not interfere with the performance of the Executive’s duties and responsibilities to the Company as provided hereunder, including, but not limited to, the obligations set forth in Section 2 hereof.

3. Place of Performance. The principal place of Executive’s employment shall be Femco Steel Technology Co., Ltd, No. 3, Gongye 1st Rd., Minxiong Township, Chiayi County 621018, Taiwan (R.O.C.), provided that, the Executive may be required to travel on Company business during the Employment Term.

4. Compensation.

4.1. Base Salary. The Company shall pay the Executive an annual base salary of USD 42,651.86 in periodic installments in accordance with the Company’s customary payroll practices and applicable wage payment laws, but no less frequently than monthly. The Executive’s base salary shall be reviewed at least annually by the Compensation Committee of the Board (or any other committee duly authorized by the Board), and the Compensation Committee of the Board may, but shall not be required to, increase the base salary during the Employment Term. The Executive’s annual base salary, as in effect from time to time, is hereinafter referred to as “Base Salary”.

4.2. Equity Awards. During the Employment Term, the Executive shall be eligible to participate in the Company’s equity incentive plans, as determined by the Board or the Compensation Committee, in its discretion.

4.3. Fringe Benefits and Perquisites. During the Employment Term, the Executive shall be entitled to fringe benefits and perquisites consistent with the practices of the Company and governing benefit plan requirements (including plan eligibility provisions), and to the extent the Company provides similar benefits or perquisites (or both) to similarly situated executives of the Company, including perquisites made available to other employees of the Company, subject to Executive’s satisfaction of all applicable eligibility conditions to receive such fringe benefits and perquisites.

4.4. Employee Benefits. During the Employment Term, the Executive shall be entitled to participate in all employee benefit plans, practices, and programs maintained by the Company, as in effect from time to time (collectively, “Employee Benefit Plans”), on a basis which is no less favorable than is provided to other similarly situated executives of the Company, to the extent consistent with applicable law and the terms of the applicable Employee Benefit Plans. The Company reserves the right to amend or terminate any Employee Benefit Plans at any time in its sole discretion, subject to the terms of such Employee Benefit Plan and applicable law.

4.5. Vacation; Paid Time Off. During the Employment Term, the Executive shall be entitled to 20 of paid vacation days per calendar year (prorated for partial years) in accordance with the Company’s vacation policies, as in effect from time to time, inclusive of vacation days and excluding medical leaves and standard paid Company holidays, in the same manner as Annual Leave days for employees of the Company generally accrued. The Executive shall receive other paid time off in accordance with the Company’s policies for executive officers as such policies may exist from time to time.

4.6. Business Expenses. The Executive shall be entitled to reimbursement for all reasonable and necessary out-of-pocket business, entertainment, and travel expenses incurred by the Executive in connection with the performance of the Executive’s duties hereunder in accordance with the Company’s expense reimbursement policies and procedures.

5. Termination of Employment. The Employment Term and the Executive’s employment hereunder may be terminated by either the Company or the Executive at any time and for any reason; provided that, unless otherwise provided herein, either party shall be required to give the other party at least the minimum number of weeks’ advance written notice of any termination of the Executive’s employment as required by as required by the Companies Act (As Revised) of the Cayman Islands and other applicable labor laws in Cayman Islands. On termination of the Executive’s employment during the Employment Term, the Executive shall be entitled to the compensation and benefits described in this Section 5 and shall have no further rights to any compensation or any other benefits from the Company or any of its affiliates.

5.1. Termination For Cause.

(a) The Executive’s employment hereunder may be terminated by the Company for Cause. If the Executive is terminated for Cause, The Executive shall be entitled to receive:

(i) any accrued but unpaid Base Salary and accrued but unused vacation which shall be paid;

(ii) reimbursement for unreimbursed business expenses properly incurred by the Executive, which shall be subject to and paid in accordance with the Company’s expense reimbursement policy; and

(iii) such employee benefits (including equity compensation), if any, to which the Executive may be entitled under the Company’s employee benefit plans as of the Termination Date; provided that, in no event shall the Executive be entitled to any payments in the nature of severance or termination payments except as specifically provided herein.

Items 5.1(a)(i) through 5.1(a)(iii) are referred to herein collectively as the “Accrued Amounts”.

(b) For purposes of this Agreement, “Cause” shall mean:

(i) the Executive’s willful failure to perform Executive’s duties (other than any such failure resulting from incapacity due to physical or mental illness);

(ii) the Executive’s willful failure to comply with any valid and legal directive of the Board or the Company;

(iii) the Executive’s willful engagement in dishonesty, illegal conduct, or gross misconduct, which is, in each case, materially injurious to the Company or its affiliates;

(iv) the Executive’s embezzlement, misappropriation, or fraud, whether or not related to the Executive’s employment with the Company;

(v) the Executive’s conviction of or plea of guilty or nolo contendere to a crime that constitutes a major indictable offence or a crime involving moral turpitude, if such felony or other crime is work-related, materially impairs the Executive’s ability to perform services for the Company, or results in material/reputational or financial harm to the Company or its affiliates;

(vi) the Executive’s material violation of the Company’s written policies or codes of conduct, including written policies related to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct:

(vii) the Executive’s willful unauthorized disclosure of Confidential Information (as defined below);

(viii) the Executive’s material breach of any material obligation under this Agreement or any other written agreement between the Executive and the Company; or

(ix) the Executive’s engagement in conduct that brings or is reasonably likely to bring the Company negative publicity or into public disgrace, embarrassment, or disrepute.

For purposes of this provision, no act or failure to act on the part of the Executive shall be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive’s action or omission was in the best interests of the Company. Any act, or failure to act, based on authority given pursuant to a resolution duly adopted by the Board or on the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.

5.2. Without Cause. The Employment Term and the Executive’s employment hereunder may be terminated by the Executive for Good Reason or by the Company without Cause. The term “Good Reason” means (i) Executive is not appointed or is removed from his position of Chief Operating Officer, without Cause, during the term of this Agreement; or (ii) without the Executive’s consent, a majority of the duties defined in Section 2 hereof are removed from the Executive’s responsibilities. In the event of such termination, the Executive shall be entitled to receive the Accrued Amounts and subject to the Executive’s compliance with Section 6, Section 7, Section 8, and Section 9 of this Agreement.

5.3. Notice of Termination. Any termination of the Executive’s employment hereunder by the Company or by the Executive during the Employment Term shall be communicated by written notice of termination (“Notice of Termination”) to the other party hereto. The Notice of Termination shall specify:

(a) The termination provision of this Agreement relied upon;

(b) To the extent applicable, the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated; and

(c) The applicable Termination Date.

5.4. Termination Date. The Executive’s “Termination Date” shall be:

(a) If the Company terminates the Executive’s employment hereunder for Cause, the date the Notice of Termination is delivered to the Executive;

(b) If the Company terminates the Executive’s employment hereunder without Cause, the date specified in the Notice of Termination, which shall be no less than the minimum number of weeks’ advance written notice of any termination of the Executive’s employment as required by Cayman Islands’ applicable labor laws; provided that, the Company shall have the option to provide the Executive with a lump sum payment equal to  [six (6) months’ Base Salary in lieu of such notice, which shall be paid in a lump sum on the Executive’s Termination Date and for all purposes of this Agreement, the Executive’s Termination Date shall be the date on which such Notice of Termination is delivered;

(c) If the Executive terminates the Executive’s employment hereunder with or without Good Reason, the date specified in the Executive’s Notice of Termination, which shall be no less than sixty (60) days following the date on which the Notice of Termination is delivered; provided that, the Company may waive all or any part of the 60-day notice period for no consideration by giving written notice to the Executive and for all purposes of this Agreement, the Executive’s Termination Date shall be the date determined by the Company; and

(d) If the Executive’s employment hereunder terminates because either party provides notice of non-renewal pursuant to Section 1, the Renewal Date immediately following the date on which the applicable party delivers notice of non-renewal.

6. Restrictive Covenants.

6.1. Non-Competition. Because of the Company’s legitimate business interest as described herein and the good and valuable consideration offered to the Executive, during the Employment Term and for the period of two (2) years, to run consecutively, beginning on the last day of the Executive’s employment with the Company, the Executive agrees and covenants not to engage in Prohibited Activity a) globally (without any geographical limitation) since the Company’s business is global in scope; and b) within any industry that the Company has conducted business in.

(a) For purposes of this Section 6, “Prohibited Activity” is activity in which the Executive contributes the Executive’s knowledge, directly or indirectly, in whole or in part, as an employee, employer, owner, operator, manager, advisor, consultant, agent, employee, partner, director, stockholder, officer, volunteer, intern, or any other similar capacity to an entity engaged in the business of manufacturing and selling golf shafts or other golf-related equipment and sports gear. Prohibited Activity also includes activity that may require or inevitably requires disclosure of trade secrets, proprietary information, or Confidential Information.

(b) Nothing herein shall prohibit the Executive from purchasing or owning less than five percent (5%) of the publicly traded securities of any corporation, provided that such ownership represents a passive investment and that the Executive is not a controlling person of, or a member of a group that controls, such corporation.

6.2. Non-Solicitation of Employees. The Executive agrees and covenants not to directly or indirectly solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Company, or attempt to do so, during the twelve (12) month period beginning on the last day of the Executive’s employment with the Company.

6.3. Non-Solicitation of Customers. The Executive understands and acknowledges that because of the Executive’s experience with and relationship to the Company, the Executive will have access to and learn about much or all of the Company’s customer information. “Customer Information” includes, but is not limited to, names, phone numbers, addresses, email addresses, order history, order preferences, chain of command, decisionmakers, pricing information, and other information identifying facts and circumstances specific to the customer and relevant to sales.

The Executive understands and acknowledges that loss of this customer relationship and/or goodwill will cause significant and irreparable harm.

The Executive agrees and covenants, during the twelve (12) month period, beginning on the last day of the Executive’s employment with the Company, not to directly or indirectly solicit, contact (including but not limited to email, regular mail, express mail, telephone, fax, instant message, or social media), attempt to contact, or meet with the Company’s current, former or prospective customers for purposes of offering or accepting goods or services similar to or competitive with those offered by the Company.

7. Non-Disparagement. The Executive agrees and covenants that the Executive will not at any time make, publish, or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments, or statements concerning the Company or its businesses, or any of its employees, officers, and existing and prospective customers, suppliers, investors and other associated third parties.

This Section 7 does not, in any way, restrict or impede the Executive from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order.

8. Remedies. In the event of a breach or threatened breach by the Executive of Section 7, Section 8, or Section 9 of this Agreement, the Executive hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, and that money damages would not afford an adequate remedy, without the necessity of showing any actual damages, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages, or other available forms of relief.

9. Governing Law: Jurisdiction and Venue. This Agreement, for all purposes, shall be construed in accordance with the laws of Cayman Islands. Any action or proceeding by either of the parties to enforce this Agreement shall be brought only in a court located in Cayman Islands. The parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.

10. Entire Agreement. Unless specifically provided herein, this Agreement contains all of the understandings and representations between the Executive and the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter. The parties mutually agree that the Agreement can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of the Agreement.

11. Modification and Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Executive and by an authorized individual with the Company. No waiver by either of the parties of any breach by the other party hereto of any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the parties in exercising any right, power, or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege.

12. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held as unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement.

13. Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

14. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

15. Successors and Assigns. This Agreement is personal to the Executive and shall not be assigned by the Executive. Any purported assignment by the Executive shall be null and void from the initial date of the purported assignment. The Company may assign this Agreement to any successor or assign (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Company. This Agreement shall inure to the benefit of the Company and permitted successors and assigns.

16. Notice. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, or by overnight carrier to the parties at the addresses set forth below (or such other addresses as specified by the parties by like notice):

If to the Company:

FST Corp.

c/o Ogier Global (Cayman) Limited

89 Nexus Way, Camana Bay

Grand Cayman, KY1-9009, Cayman Islands

Attn: David Chuang

Email: chuang@fstshafts.com

If to the Executive:

c/o Femco Steel Technology Co., Ltd

No. 3, Gongye 1st Rd., Minxiong Township

Chiayi County 621018, Taiwan

Tel: +886 5221-2555

Attn: Carie Hui-Ting Hsu, Accounting Manager

Email:

17. Representations of the Executive. The Executive represents and warrants to the Company that:

(a) The Executive’s acceptance of employment with the Company and the performance of duties hereunder will not conflict with or result in a violation of, a breach of, or a default under any contract, agreement, or understanding to which the Executive is a party or is otherwise bound.

(b) The Executive’s acceptance of employment with the Company and the performance of duties hereunder will not violate any non-solicitation, non-competition, or other similar covenant or agreement of a prior employer.

18. Survival. Upon the expiration or other termination of this Agreement, the respective rights and obligations of the parties hereto shall survive such expiration or other termination to the extent necessary to carry out the intentions of the parties under this Agreement.

19. Acknowledgement of Full Understanding. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT THE EXECUTIVE HAS FULLY READ, UNDERSTANDS AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT THE EXECUTIVE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF THE EXECUTIVE’S CHOICE BEFORE SIGNING THIS AGREEMENT.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE ACCOUNTING MANAGER:

Carie Hui-Ting Hsu

THE COMPANY:

By:
	Name:	David Chuang
Designation: Director

Signature Page